Exhibit 99

SILICON LABORATORIES ANNOUNCES FIRST QUARTER RESULTS

—Company Delivers Revenue and EPS Upside—

AUSTIN, Texas — April 25, 2007 — Silicon Laboratories Inc. (Nasdaq: SLAB), a leader in high-performance, analog-intensive, mixed-signal integrated circuits (ICs), today reported strong first quarter results that exceeded the company’s guidance on the top and bottom line.

First Quarter Financial Highlights

First quarter results have almost a full quarter of operations inclusive of the Aero® products sold on March 23rd, which are now classified as discontinued operations. During the first quarter of 2007 (on a non-GAAP basis and including the results from discontinued operations), total revenue increased sequentially to $111.8 million, gross margin was 52 percent, and operating income was $11.4 million, or 10 percent of revenue. Net income on a non-GAAP basis, excluding the gain on the sale of the Aero products, was $10.8 million, or $0.19 per fully diluted share, exceeding the high-end of the guidance range by two cents.

The company’s continuing operations made up of its core, mixed-signal business delivered 11 percent year over year revenue growth and totaled $73.8 million. GAAP gross margin for the mixed-signal business increased to 61.5 percent. GAAP operating loss was $3.7 million. Excluding an $11.8 million charge for stock compensation expense, non-GAAP operating income was $8 million or 11 percent of revenue. The GAAP income statement includes income from discontinued operations of $156.3 million, which includes the after-tax gain on the sale of the business, resulting in GAAP net income of $155.6 million and GAAP diluted earnings per share of $2.84. The reconciling charges are set forth in the financial measures table included below.

The company ended the quarter with approximately $666 million in cash, cash equivalents and short-term investments. The company repurchased $13 million of its common stock under its repurchase program during the quarter.

“We executed well this quarter on several strategic objectives, and I believe the progress we made to improve efficiencies and scale our infrastructure appropriately demonstrates our commitment to our target operating model,” said Necip Sayiner, president and chief executive officer of Silicon Laboratories. “As a company, we are at a positive inflection point strategically, and we have a business with a profile that is now in sync with the growth and profitability targets we have established.”

Mixed-Signal Business Summary

Silicon Laboratories’ continuing operations are made up of the mixed-signal business which includes a diverse set of innovative products addressing broadcast, embedded modems, voice over broadband, microcontrollers (MCUs), and timing. During the first quarter, the broadcast, microcontroller, embedded modems and timing product lines increased revenue sequentially while voice products declined.

The company announced several strategic MCU and broadcast products in the first quarter. Silicon Laboratories’ new additions to the small form factor MCU family enable the company to address cost sensitive applications such as white goods and toys. New broadcast products, including a fully integrated AM/FM receiver, offer additional features and further differentiation in the company’s tuner family, improving average selling prices and boosting the company’s penetration into portable audio applications.

Business Outlook

For the second quarter of 2007, the company anticipates revenue from continuing operations to be in the range of $74 to $77 million. GAAP net income per fully diluted share is expected to be in the range of $0.10 to $0.13. Non-GAAP net income per fully diluted share, excluding a non-cash charge for stock compensation, is expected to be in the range of $0.22 to $0.25.

Webcast and Conference Call

A conference call discussing the first quarter results will follow this press release today at 7:30 a.m. Central Time. An audio webcast will be available simultaneously on Silicon Laboratories’ website under Investor Relations (www.silabs.com). A replay will be available after the call at the same website listed above or by calling 800-677-5199 or +1 203-369-3133 (international). Replays will be available through May 9, 2007.

About Silicon Laboratories Inc.

Silicon Laboratories Inc. is a leading designer of high-performance, analog-intensive, mixed-signal integrated circuits (ICs) for a broad range of applications. Silicon Laboratories’ diverse portfolio of highly integrated, patented solutions is developed by a world-class engineering team with expertise in cutting-edge mixed-signal design. The company has design, engineering, marketing, sales and applications offices throughout North America, Europe and Asia. For more information about Silicon Laboratories, please visit www.silabs.com.

Forward Looking Statements

This press release contains forward-looking statements based on Silicon Laboratories’ current expectations. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “plan,” “project,” “will” and similar phrases as they relate to Silicon Laboratories are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Silicon Laboratories and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: risks that Silicon Laboratories may not be able to maintain its historical growth; quarterly fluctuations in revenues and operating results; volatile stock price; average selling prices of products may decrease significantly and rapidly, dependence on a limited number of products and customers; difficulties developing new products that achieve market acceptance; risks that Silicon Laboratories may not be able to manage strains associated with its growth; dependence on key personnel; difficulties managing our manufacturers and subcontractors; difficulties managing international activities; credit risks associated with our accounts receivable;

geographic concentration of manufacturers, assemblers, test service providers and customers in the Pacific Rim that subjects Silicon Laboratories’ business and results of operations to risks of natural disasters, epidemics, war and political unrest; product development risks; inventory-related risks; intellectual property litigation risks; risks associated with acquisitions; the competitive and cyclical nature of the semiconductor industry and other factors that are detailed in Silicon Laboratories’ filings with the SEC. Silicon Laboratories disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Note to editors: Silicon Laboratories, Silicon Labs and the Silicon Labs logo are trademarks of Silicon Laboratories Inc. All other product names noted herein may be trademarks of their respective holders.

CONTACT: Silicon Laboratories Inc., Shannon Pleasant, (512) 464 9254, shannon.pleasant@silabs.com

Silicon Laboratories Inc.
Condensed Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31, 2007	April 1, 2006
Revenues	$73,814	$66,652
Cost of revenues	28,439	21,127
Gross profit	45,375	45,525
Operating expenses:
Research and development	24,807	21,069
Selling, general and administrative	24,292	20,731
Operating expenses	49,099	41,800
Operating income (loss)	(3,724)	3,725
Other income (expense):
Interest income	3,835	3,202
Interest expense	(231)	(175)
Other income (expense), net	(119)	247
Income (loss) from continuing operations before income taxes	(239)	6,999
Provision for income taxes	507	1,801
Income (loss) from continuing operations	(746)	5,198
Income from discontinued operations, net of income taxes	156,359	5,866
Net income	$155,613	$11,064

Basic earnings per share:
Income (loss) from continuing operations	$(0.01)	$0.09
Net income	$2.84	$0.20

Diluted earnings per share:
Income (loss) from continuing operations	$(0.01)	$0.09
Net income	$2.84	$0.19

Weighted-average common shares outstanding:
Basic	54,806	55,066
Diluted	54,806	57,656

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)

Total Operations	Three Months Ended March 31, 2007
	GAAP Measure	Discontinued Operations		Stock Compensation Expense		Non-GAAP Measure	Non-GAAP Percent of Revenue
Revenues	$73,814	$37,988		$—		$111,802	100%

Gross profit	45,375	12,592		307		58,274	52%

Operating income (loss)	(3,724)	3,376	(1)	11,770	(2)	11,422	10%

Net Income Per Share — Total Operations	Three Months Ended March 31, 2007
		Discontinued Operations
	GAAP Measure	Income	Aero Products Operations	Stock Compensation Expense	Non-GAAP Measure
Net income (expense)	$155,613	$156,359	$(1,893) (1)	$(9,702) (2)	$10,849

	GAAP Measure	Stock Options and Awards	Non-GAAP Measure
Diluted shares outstanding	54,806	1,505	56,301

Diluted net income per share	$2.84		$0.19

Continuing Operations	Three Months Ended March 31, 2007
	GAAP Measure	Stock Compensation Expense	Non-GAAP Measure	Non-GAAP Percent of Revenue
Revenues	$73,814	$—	$73,814	100%

Operating income (loss)	(3,724)	11,770	8,046	11%

(1)             Represents the operating income of the discontinued operations, excluding $2.1 million of stock compensation expense for employees in the discontinued operations. The net income adjustment is net of estimated tax. The charges were not associated with the sale of our Aero product lines.

(2)             Includes $3.3 million of stock compensation expense for equity awards to employees retained in our continuing operations after the sale of our Aero product lines. The net income adjustment is net of estimated tax.

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)
(Continued)

Net Income Per Share — Continuing Operations	Three Months Ended March 31, 2007
	GAAP Measure	Discontinued Operations	Stock Compensation Expense	Non-GAAP Measure
Net income (expense)	$155,613	$156,359	$(9,702) (3)	$8,956

	GAAP Measure	Stock Options and Awards		Non-GAAP Measure
Diluted shares outstanding	54,806	1,505		56,301

Diluted net income per share	$2.84			$0.16

(3)             Includes $3.3 million of stock compensation expense for equity awards to employees retained in our continuing operations after the sale of our Aero product lines. The net income adjustment is net of estimated tax.

Unaudited Forward-Looking Statements Regarding Business Outlook*
(In thousands, except per share information)

Business Outlook	Three Months Ending June 30, 2007
	High	Low
Estimated GAAP diluted net income per share	$0.13	$0.10
Estimated non-cash charges for stock compensation	0.12	0.12
Estimated non-GAAP diluted net income per share	$0.25	$0.22

*                    These financial schedules contain forward-looking statements based on Silicon Laboratories’ current expectations. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “plan,” “project,” “will” and similar phrases as they relate to Silicon Laboratories are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Silicon Laboratories and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: risks that Silicon Laboratories may not be able to maintain its historical growth; quarterly fluctuations in revenues and operating results; volatile stock price; average selling prices of products may decrease significantly and rapidly, dependence on a limited number of products and customers; difficulties developing new products that achieve market acceptance; risks that Silicon Laboratories may not be able to manage strains associated with its growth (including risks associated with the implementation of its enterprise resource planning system); dependence on key personnel; difficulties managing our manufacturers and subcontractors; difficulties managing international activities; credit risks associated with our accounts receivable; geographic concentration of manufacturers, assemblers, test service providers and customers in the Pacific Rim that subjects Silicon Laboratories’ business and results of operations to risks of natural disasters, epidemics, war and political unrest; product development risks; inventory-related risks; intellectual property litigation risks; risks associated with acquisitions and divestitures; the competitive and cyclical nature of the semiconductor industry and other factors that are detailed in Silicon Laboratories’ filings with the SEC. Silicon Laboratories disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Silicon Laboratories Inc.
Condensed Consolidated Balance Sheets
(In thousands, except per share data)
(Unaudited)

	March 31, 2007	December 30, 2006
Assets
Current assets:
Cash and cash equivalents	$213,594	$68,188
Short-term investments	452,686	318,104
Accounts receivable, net of allowance for doubtful accounts of $617 at March 31, 2007 and $421 at December 30, 2006	33,311	36,657
Inventories	21,465	22,016
Deferred income taxes	8,263	12,118
Prepaid expenses and other	27,552	12,944
Current assets of discontinued operations	21,346	33,680
Total current assets	778,217	503,707
Property, equipment and software, net	32,669	34,070
Goodwill	65,840	65,680
Other intangible assets, net	19,206	20,271
Other assets, net	25,929	24,528
Non-current assets of discontinued operations	—	38,739
Total assets	$921,861	$686,995

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$29,997	$26,438
Accrued expenses	20,716	23,051
Deferred income on shipments to distributors	23,825	20,568
Income taxes	42,907	15,063
Current liabilities of discontinued operations	21,611	16,502
Total current liabilities	139,056	101,622
Long-term obligations and other liabilities	53,045	15,641
Non-current liabilities of discontinued operations	—	1,050
Total liabilities	192,101	118,313

Commitments and contingencies

Stockholders’ equity:
Preferred stock—$0.0001 par value; 10,000 shares authorized; no shares issued and outstanding	—	—
Common stock—$0.0001 par value; 250,000 shares authorized; 54,716 and 54,802 shares issued and outstanding at March 31, 2007 and December 30, 2006, respectively	5	5
Additional paid-in capital	379,120	373,655
Retained earnings	350,635	195,022
Total stockholders’ equity	729,760	568,682
Total liabilities and stockholders’ equity	$921,861	$686,995

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